EXHIBIT 12.1
                     TRITON ENERGY LIMITED AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)




                                                                                                  SEVEN
                                                                                                  MONTHS       YEAR
                                                                                                  ENDING      ENDING
                                                             YEAR ENDING DECEMBER 31,           DECEMBER 31,  MAY 31,
                                                   -------------------------------------------
                                                      1998       1997       1996       1995        1994        1994
                                                   ----------  ---------  ---------  ---------  ----------  ----------
Fixed charges, as defined
Interest charges                                   $  50,253   $ 50,625   $ 43,884   $ 41,305   $  20,285   $  26,951
Preferred dividend requirements of
  subsidiaries adjusted to pre-tax basis                 ---        ---        ---        ---         ---         364
                                                   ----------  ---------  ---------  ---------  ----------  ----------

Total fixed charges                                $  50,253   $ 50,625   $ 43,884   $ 41,305   $  20,285   $  27,315
                                                   ==========  =========  =========  =========  ==========  ==========

Earnings, as defined (2):
Earnings (loss) from continuing operations
  before income taxes, minority interest and
  extraordinary item                               $(238,609)  $ 16,896   $ 20,945   $ 16,600   $ (22,834)  $ (23,104)
Fixed charges, above                                  50,253     50,625     43,884     41,305      20,285      27,315
Less interest capitalized                            (23,215)   (25,818)   (27,102)   (16,211)    (11,833)    (16,863)
Plus undistributed (earnings) loss of affiliates         ---        ---       (118)     2,249       4,102        (645)
Less preferred dividend requirements of
  subsidiaries adjusted to pre-tax basis                 ---        ---        ---        ---         ---        (364)
                                                   ----------  ---------  ---------  ---------  ----------  ----------

                                                   $(211,571)  $ 41,703   $ 37,609   $ 43,943   $ (10,280)  $ (13,661)
                                                   ==========  =========  =========  =========  ==========  ==========

RATIO OF EARNINGS TO FIXED CHARGES (1) (2)               ---        0.8        0.9        1.1         ---         ---
                                                   ==========  =========  =========  =========  ==========  ==========

____________________


(1) Earnings were inadequate to cover fixed for the years ended December 31, 1998, 1997 and 1996 by $261,824,000, $8,922,000 and $6,275,000, respectively, for the seven months ended December 31, 1994 by $30,565,000 and for the year ended May 31, 1994 by $40,976,000.

(2) Earnings reflect nonrecurring writedowns and loss provisions of $348,064,000, $46,153,000 and $1,058,000 for the years ended December 31, 1998,
1996 and 1995, respectively, $984,000 for the seven months ended December 31, 1994 and $45,754,000 for the year ended May 31, 1994. Nonrecurring gains from the sale of assets and other gains aggregated $125,617,000, $6,253,000, $22,189,000, $13,617,000 and $56,193,000 for the years ended December 31, 1998,
1997, 1996 and 1995 and May 31, 1994, respectively. The ratio of earnings to fixed charges if adjusted to remove nonrecurring items, would have been 0.2, 0.7, 1.4 and 0.8 for the years ended December 31, 1998, 1997, 1996 and 1995, respectively. Without nonrecurring items, earnings would have been inadequate to cover fixed charges for the years ended December 31, 1998, 1997 and 1995 by $39,377,000, $15,175,000 and $9,921,000, respectively, for the seven months ended December 31, 1994 by $29,581,000 and for the year ended May 31, 1994 by $51,415,000.